                                                                   EXHIBIT 10.87

                         AGREEMENT OF PURCHASE AND SALE
                        OF TRIMPATCH BUSINESS AND ASSETS



                                TABLE OF CONTENTS
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RECITALS .................................................................    1

AGREEMENT ................................................................    2

      1.   PURCHASE AND SALE OF TRIMPATCH ASSETS
           AND BUSINESS ..................................................    2

      2.   OBLIGATIONS OF IPC ............................................    2

           2.1   Purchase Price ..........................................    2

           2.2   Manner and Source of Payment of
                 Purchase Price ..........................................    2

           2.3   Grant of Options ........................................    4

           2.4   Payment of Taxes ........................................    5

      3.   OBLIGATIONS OF WTI ............................................    5

           3.1   Use of TrimPatch Name or Logo ...........................    5

           3.2   Assistance ..............................................    5

           3.3   Files, Books and Records ................................    5

           3.4   Noncompetition Agreement ................................    6

           3.5   Termination of Maquiladora Contract .....................    7

           3.6   Termination of Rudolf Miles & Sons
                 Warehouse Lease .........................................    7

      4.   RIGHTS AND OBLIGATIONS OF WTI AND OF IPC ......................    7

           4.1   Further Cooperation .....................................    7

           4.2   Expenses ................................................    8

           4.3   Indemnification .........................................    8

           4.4   Business Activities .....................................    8

           4.5   TrimPatch Agreements ....................................    8

           4.6   Employment of Dr. Eric Luo ..............................    9

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
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           5.    REPRESENTATIONS AND WARRANTIES .........................     9

                 5.1   Organization, etc. ...............................     9

                 5.2   Authorization; No Conflict .......................     9

                 5.3   Non Contravention ................................    10

                 5.4   Necessary Approvals and Consents .................    10

                 5.5   Validity and Binding Nature ......................    10

                 5.6   Litigation .......................................    10


           6.    EVENTS OF DEFAULT AND THEIR EFFECT .....................    11

                 6.1   Non-Payment ......................................    11

                 6.2   Effect of Event of Default .......................    12


           7.    RESOLUTION OF DISPUTES .................................    13

                 7.1   Negotiation ......................................    13

                 7.2   Submission to Mediation ..........................    13

                 7.3   Selection of Mediator ............................    13

                 7.4   Mediation; Arbitration ...........................    13


           8.    OTHER MATTERS ..........................................    14

                 8.1   Notices ..........................................    14

                 8.2   Governing Law ....................................    14

                 8.3   Severability .....................................    15

                 8.4   Gender ...........................................    15

                 8.5   Counterparts .....................................    15

                 8.6   Attorneys' Fees ..................................    15

                 8.7   Assignment and Delegation ........................    15

                 8.8   No Third Party Beneficiary Intended ..............    16

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                 8.9    Modification ...................................    16

                 8.10   Entire Agreement ...............................    16

                 8.11   Time of the Essence ............................    16

                 8.12   Waiver .........................................    17

      SCHEDULES

                 1.     Assets .........................................

                 5.6    Litigation, etc. ...............................

                        AGREEMENT OF PURCHASE AND SALE OF
                          TRIMPATCH BUSINESS AND ASSETS

         This Agreement is made and entered into as of October 1, 1996 by and between WILSHIRE TECHNOLOGIES, INC., a California corporation ("WTI") and INTELLIGENT PHARMACEUTICALS CORPORATION, a California corporation ("IPC").

                                 R E C I T A L S

         A. The parties heretofore entered into a Joint Venture Agreement dated as of February 17, 1993 for the development, marketing and sale of transdermal patches ("TrimPatch(TM)") for human weight loss.

         B. The Joint Venture was dissolved on November 1, 1995 pursuant to an Agreement of Purchase and Sale of Joint Venture Interest and Terminating Joint Venture (the "Termination Agreement"). At that time WTI acquired all of IPC's and the Joint Venture's interests in the assets relating to the TrimPatch(TM) business (the "TrimPatch Assets") and assumed certain of the Joint Venture's debts and liabilities.

         C. WTI desires to sell the TrimPatch Assets and business to IPC which desires to purchase these from WTI.

         D. The execution and delivery of this Agreement by WTI and of the transactions contemplated thereby have been approved by WTI's Board of Directors on August 28, 1996.

         E. The execution and delivery of this Agreement by IPC and of the transactions contemplated thereby have been approved by IPC's Board of Directors on September 30, 1996.

                                    AGREEMENT

         1. PURCHASE AND SALE OF TRIMPATCH ASSETS AND BUSINESS.

         On October 1, 1996 (the "Closing Date"), WTI shall sell, assign and transfer to IPC and IPC will purchase from WTI all of WTI's right, title and interest in the TrimPatch Assets and business detailed on Schedule 1.

         2. OBLIGATIONS OF IPC.

            2.1 Purchase Price. In full payment for such assets and business, IPC shall pay WTI the Purchase Price, which is $3,130,000 or, if applicable, the $1,868,000 referred to in Section 2.2(b). The Purchase Price is supported by invoices or other documents (collectively "Documents"), in form acceptable for audit. At IPC's request, to be made before December 31, 1996, WTI will make the Documents available to IPC or its accounting firm, for verification that the Documents support the Purchase Price.

            2.2 Manner and Source of Payment of Purchase Price. Schedule 1 shows the Trimpatch inventory (the "Existing Inventory") to be sold by WTI to IPC on the Closing Date. The cash received by IPC from sales of Existing Inventory is herein referred to as "EI Cash".

                  2.2(a) IPC will pay WTI within twenty days after receipt by IPC of any EI cash

                           (i)      100% of the first $250,000 of EI
                                    Cash; plus

                          (ii)      50% of the next $500,000 of EI Cash; plus

                         (iii) 30% of the remaining EI Cash until the aggregate of the payments made by IPC to WTI pursuant to Sections 2.2(a)(i), (ii) and
                                    (iii) equal the Purchase Price.

                  2.2(b) If the sale or other disposition of all Existing Inventory produces cash in an amount less than the Purchase Price, then IPC will pay the shortfall by paying WTI within twenty days after receipt by IPC, 10% of all cash receipts from all other TrimPatch sales.

                         If the Existing Inventory can not be sold for any
reason and is destroyed, the $3,130,000 original purchase price will be reduced by $1,262,000 to $1,868,000.

                  2.2(c) To enable WTI to monitor compliance with IPC's obligations under Section 2.2 (a) and Section 2.2 (b), but for no other purpose, IPC hereby grants WTI or its authorized representatives access, on reasonable notice, to IPC's records concerning TrimPatch sales.

                  2.2(d) In the event of the sale of substantially all of IPC's assets, or a merger or other reorganization where IPC is not the surviving entity, or the sale or transfer of the TrimPatch(TM) Business, any remaining unpaid balance of the Purchase Price shall be expressly assumed by the transferee with the approval of WTI under Section 8.7 or, failing such approval and assumption, shall be paid to WTI in full at the closing of the transaction whereby the sale, reorganization, or other transfer is consummated.

            2.3 Grant of Options.

                      a. Upon Default in Payment of Purchase Price. In the event IPC defaults in making any of the payments provided for in Section 2.2(a) or 2.2(b) and such default continues for sixty days, WTI shall have the right and option to purchase from IPC and IPC shall be obligated to sell to WTI all assets, whether tangible or intangible, necessary to enable WTI to engage in the TrimPatch Business, including but not limited to, a license to make, use and sell TrimPatch and to use the TrimPatch name and logo.

                         Within twenty days after the expiration of the
above-mentioned sixty day period WTI must notify IPC in writing if it desires to exercise such right and option, at a price to be negotiated at that time in good faith by WTI and IPC.

                         The sale of the assets and business to WTI pursuant to
this Section 2.3(a) shall extinguish all further obligations of IPC under Sections 2.1 and 2.2.


                      b. Upon Discontinuance of TrimPatch Business. If for any reason IPC is unable or unwilling to continue in the TrimPatch Business, IPC shall so notify WTI.

                         Within twenty days after receipt of such notice, WTI
must notify IPC in writing if it desires to acquire the assets referred to in
Section 2.3(a) at a price to be negotiated at that time in good faith by WTI and IPC. The sale of the assets and business to WTI pursuant to this Section 2.3(b) shall extinguish all further obligations of IPC under Sections 2.1 and 2.2.

                2.4 Payment of Taxes. IPC shall pay all sales, use and transfer taxes arising from the sale of the TrimPatch Assets and business pursuant to Section 1 of this Agreement.

         3.  OBLIGATIONS OF WTI.

            3.1 Use of TrimPatch Name or Logo. WTI hereby specifically releases all claims, if any, of ownership in the name, trademark or service mark "TrimPatch(TM)" and in the TrimPatch(TM) logo and acknowledges that after the Closing Date WTI has no right to use such logo, name or mark or any variations thereof for any purpose.

            3.2 Assistance. WTI will attend one meeting per customer or distributor to introduce IPC's personnel to all TrimPatch customers and distributors with whom WTI had dealings before the Closing Date and will assist IPC in establishing or continuing business relations with such parties. WTI shall bear its own costs for the first meeting with each customer or distributor. All other costs of WTI for additional assistance shall be reimbursed to WTI by IPC.

            3.3 Files, Books and Records. Except for files, books and records covered by the attorney/client privilege or related to the SEC investigation of WTI and its officers, or not related to the Joint Venture, WTI shall deliver to IPC on or before the Closing Date copies of all WTI files, books, records and other documents that are in WTI's possession or under its control, including, but not limited to, customer lists, marketing data, applications for government approvals, and contracts and other agreements entered into by WTI, either in its own name or in the name of the Joint Venture, under which WTI has continuing obligations or rights or which otherwise relate to the TrimPatch Business.

            3.4 Noncompetition Agreement. For the period commencing October 1, 1996 and ending one year after the Purchase Price has been paid in full, WTI shall not directly or indirectly engage in TrimPatch Business in any state, province or other political subdivision of the United States or any other country in which IPC is conducting such business. Without limiting the generality of the foregoing, "to engage in TrimPatch Business" includes to be or become or agree to be or become, interested in or associated with, in any capacity (whether as partner, shareholder, owner, officer, director, employee, principal, agent, creditor, trustee, consultant, co-venturer or otherwise) , any individual, corporation, firm, association, partnership, joint venture or other business entity, engaged in the transdermal appetite suppressant business; provided, however, that without IPC's permission, WTI may own, solely as an investment, up to one (1%) percent of any class

                                                                               I
of securities of any publicly held corporation traded on any national securities exchange or on the automated quotation system in the United States of America, and with IPC's prior permission, which shall not unreasonably be withheld, may own in excess of 1%.

            3.5 Termination of Maquiladora Contract. At no cost to IPC, WTI will terminate its Maquiladora contract in Juarez, Mexico, and transfer the equipment and remaining inventory at that location to the Rudolf Miles & Sons warehouse in El Paso, Texas.

            3.6 Termination of Rudolf Miles & Sons Warehouse Lease. WTI will cancel the Lease at the Rudolf Miles & Sons warehouse in El Paso, Texas effective October 31, 1996 and will pay the rental through that date. If IPC wishes to occupy the premises after such date, it shall be IPC's obligation to make its own arrangements with the landlord.

         4. RIGHTS AND OBLIGATIONS OF WTI AND OF IPC.

            4.1 Further Cooperation. Each party hereto agrees to use all reasonable efforts to take promptly all actions and to do promptly all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using efforts to effect all necessary registrations, applications and filings (including, without limitation, filings in the Patent and Trademark Office of the United States) and obtaining any required contractual consents. However, neither party shall be required to cause or attempt to cause any third party to take any action which it would not otherwise be obligated to take.

            4.2 Expenses. Each party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

            4.3 Indemnification. Each party shall indemnify, defend and hold harmless the other party and its shareholders, officers, directors, successors and assigns from and against any and all claims, demands, actions, losses, obligations, liabilities, damages, settlements, payments, costs and expenses, including reasonable attorneys' fees, which arise out of, result from, or are in any way connected with (1) any failure of the representations and warranties of such party contained in this Agreement to be true and correct in any material respect as of the date of this Agreement; or (2) any failure by such party to perform any of its covenants and agreements under this Agreement in any material respect. Notwithstanding the foregoing, these indemnity provisions shall not apply in any situation in which the party to be indemnified agreed to or approved an act or failure to act that is the basis of a claim by a party not a party to this Agreement.

            4.4 Business Activities. Except as provided in Section 3.4, each party may engage in any business activity of any kind in any location and at any time, and may do so without first offering a business opportunity to the other party.

            4.5 TrimPatch Agreements. Each party represents and warrants to the other that to the best of such party's knowledge, Schedule 1 shows all distribution and sales agreements that relate to TrimPatch that are in effect on the Closing Date. At IPC's request, to be made within twenty days after the Closing

Date, WTI will specifically assign to IPC WTI's interests in any or all such agreements.

                IPC hereby unconditionally assumes all of WTI's obligations under all distribution and sales agreements that relate to TrimPatch, including, but not limited to, those listed on page 3 of Schedule 1.

            4.6 Employment of Dr. Eric Luo. Upon the signing of this Agreement, IPC may offer employment to Dr. Ching-Wang (Eric) Luo, who previously was an employee of the Joint Venture and currently is an employee of WTI.

                If Dr. Luo does not accept IPC's employment offer, if any, WTI will make Dr. Luo available to render consulting services to IPC while employed by WTI, for a total of up to 80 hours during the six month period ending March 31, 1997, at a fee, to be paid by IPC to WTI, to be mutually agreed upon.

         5. REPRESENTATIONS AND WARRANTIES.

             Each party warrants to the other party that:

            5.1 Organization, etc. Each is a corporation duly formed, validly existing and in good standing under the laws of the State of California, with all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

            5.2 Authorization; No Conflict. The execution and delivery of this Agreement and the performance of its obligations under this Agreement are within its powers, and have been duly authorized by all necessary corporate action.

            5.3 Non Contravention. Neither the execution and delivery of this Agreement, nor the consummation by it of the transactions contemplated hereby, will violate, breach or constitute a default under any of its governing documents, or any other agreement or instrument or any judgment, order, injunction, or decree by which it is bound, to which it is a party, or to which its assets are subject.

            5.4 Necessary Approvals and Consents. Except as disclosed in this Agreement, no authorization, consent, permit or license or approval of, or declaration, registration or filing with, any person (including, but not limited to, any governmental or regulatory authority or agency) is necessary in connection with the execution, delivery and performance by it of this Agreement.

            5.5 Validity and Binding Nature. This Agreement is a legal, valid and binding obligation of it and enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and like laws affecting creditors' rights generally and to the discretion of courts before which any proceeding may be brought to enforce equitable remedies.

            5.6 Litigation. Except as shown in Schedule 5.6, no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings are, to its knowledge, pending or threatened which would, if adversely determined, materially and adversely affect the TrimPatch Assets or business.

         6. EVENTS OF DEFAULT AND THEIR EFFECT.

            6. 1 Each of the following shall constitute an Event of Default under this Agreement:

                  a. Non-Payment. Default in the payment when due of any amounts payable by IPC to WTI hereunder and failure to make such payment for ten days after written notice thereof by WTI to IPC.

                  b. Bankruptcy, Insolvency. etc. IPC becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or IPC applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for it or any of its property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for it or for a substantial part of its property and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect to it, and if such case or proceeding is not commenced by IPC, is consented to or acquiesced in by IPC or remains for 30 days undismissed; or IPC takes any corporate action to authorize, or in furtherance of, any of the foregoing.

                  c. Non-Compliance with Covenants. Failure by either party to comply with or to perform any provision of this Agreement, and continuance of such failure for 30 days after written notice thereof to the other party.

                  d. Breach of Warranties. Any warranty (all of which shall survive the execution and delivery of this Agreement) made by either party in this Agreement is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice, or other writing furnished by either party to the other pursuant to this Agreement, is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

            6.2 Effect of Event of Default. In the case of any Event of Default with respect to IPC, WTI shall have such legal and equitable remedies as may be available under California law, subject to the dispute resolution provisions in
Article 7 of this Agreement. In the case of an Event of Default under Section 6.1, (a) WTI (i) shall also have the option to purchase described in Section 2.3(a) of this Agreement and (ii) shall be relieved from its obligations under
Section 3.4.

                In the case of any Event of Default with respect to WTI, IPC shall have such legal and equitable remedies as may be available under California law, subject to the dispute resolution provisions in Article 7 of this Agreement.

         7. RESOLUTION OF DISPUTES.

         If a dispute arises between the parties concerning this Agreement, the parties shall use the following procedure prior to pursuing other available remedies:

            7.1 Negotiation. A meeting or meetings shall be held promptly between the parties, or their representatives with decision-making authority regarding the dispute, to negotiate in good faith a resolution of the dispute.

            7.2 Submission to Mediation. If within 20 days after the first such meeting the parties have not succeeded in negotiating a resolution of the dispute, they shall submit the dispute to mediation and shall bear equally the costs of mediation.

            7.3 Selection of Mediator. The parties shall appoint a mutually acceptable mediator, seeking assistance from the American Arbitration Association if they have been unable to agree upon such appointment within 15 days from the conclusion of the negotiation period.

            7.4 Mediation; Arbitration. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 15 days. If the parties are not successful in resolving the dispute through the mediation, any remaining unresolved controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, conducted in San Diego, California. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         8. OTHER MATTERS.

            8.1 Notices. All notices, demands, requests or other communications provided for or permitted to be given pursuant to this Agreement shall be in writing and shall be delivered by hand by express courier, or mailed by registered, certified or express mail, postage prepaid, return receipt requested, and addressed as follows:

         If to Intelligent
         Pharmaceuticals:          Intelligent Pharmaceuticals
                                   Corporation
                                   11770 Bernardo Plaza Court
                                   Suite 305
                                   San Diego, CA. 92128
                                   Attn: Mr. David J. Beach

         With a copy to:           Donald P. LaRocque
                                   Attorney at Law
                                   11770 Bernardo Plaza Court
                                   Suite 350
                                   San Diego, CA. 92128

         If to Wilshire:           Wilshire Technologies, Inc.
                                   5441 Avenida Encinas, Suite A
                                   Carlsbad, CA. 92008
                                   Attn: Mr. William J. Hopke

            By giving to the other party at least ten days written notice thereof, each party and its respective successors and assigns shall have the right, from time to time and at any time during the term of this Agreement, to specify any other address within the United States of America.

            8.2 Governing Law. This Agreement and the obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of California without giving effect to principles of conflicts of law.

            8.3 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to any other person or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            8.4 Gender. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of Articles and Sections are for convenience only and neither limit nor amplify the provisions of the Agreement itself.

            8.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

            8.6 Attorneys' Fees. If any action is brought to enforce or interpret this Agreement, or if this agreement is submitted to arbitration, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees incurred in connection with such action.

            8.7 Assignment and Delegation. Neither party to this Agreement may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, which consent shall not unreasonably be withheld.

            8.8 No Third Party Beneficiary Intended. This Agreement is made solely for the benefit of the parties and their respective successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement.

            8.9 Modification. This Agreement may be supplemented, amended, or modified only by the mutual agreement of the parties. No supplement, amendment or modification shall be binding unless it is in writing and signed by both parties.

            8.10 Entire Agreement. This Agreement and all schedules thereto constitute the final, complete and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter of this Agreement and supersede all prior and contemporaneous understandings or agreements of the parties, including the Termination Agreement, except for Article 7 and Sections 2.6, 4.3 and 8.1 of the Termination Agreement, which shall remain in full force and effect. No party has been induced to enter into this Agreement by, nor is either party relying on, any representation or warranty outside those expressly set forth in this Agreement.

            8.11 Time of the Essence. Time is of the essence in respect to all provisions of this Agreement that specify a time for performance; the foregoing shall however not be construed to limit or deprive a party of the benefits of any grace period allowed in this Agreement.

            8.12 Waiver. No waiver of a breach or of a failure to comply with any condition, or of any right or remedy contained in or granted by this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right or remedy. No waiver of any breach, failure, right, or remedy shall be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                               INTELLIGENT PHARMACEUTICALS
                               CORPORATION
                               a California corporation

                               By    /s/ David J. Beach
                                  ---------------------------
                                    David J. Beach
                                    Chairman and Chief
                                    Executive Officer



                               WILSHIRE TECHNOLOGIES, INC.
                               a California corporation

                               By
                                  ---------------------------
                                    William J. Hopke
                                    Chairman and Chief
                                    Executive Officer

             8.12 Waiver. No waiver of a breach or of a failure to comply with any condition, or of any right or remedy contained in or granted by this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right or remedy. No waiver of any breach, failure, right, or remedy shall be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 INTELLIGENT PHARMACEUTICALS
                                 CORPORATION
                                 a California corporation

                                 By
                                    --------------------------
                                      David J. Beach
                                      Chairman and Chief
                                      Executive Officer



                                 WILSHIRE TECHNOLOGIES, INC.
                                 a California corporation

                                 By    /s/ William J. Hopke
                                    --------------------------
                                       Wi1liam J Hopke
                                       Chairman and Chief
                                       Executive Officer

                                   SCHEDULE 1

                            TRIMPATCH ASSETS SOLD BY.
                                   WTI TO IPC


       A.   The inventory shown on page 2 of this Schedule.

       B.   The following equipment:

            (1)  Rotary Press;

            (6)  Band Sealers; and

            (1)  Box Sealer.

       C. All Patents and Trademarks of the TrimPatch Business Issued or Applied for, including all rights to use the name TrimPatch and all rights to any inventions filed or issued on the TrimPatch Business.

       D. All Ministry of Health Registrations of the TrimPatch Business Issued or Applied For.

       E.   All TrimPatch packaging, including inserts and revisions.

       F. All sales, promotion, advertising and marketing materials, and manuals, for TrimPatch.

       G.   In-vitro and in-vivo studies for TrimPatch.

       H. WTI's interest in the distribution and sales agreements detailed on page 3 of this Schedule 1.

       I. WTI's right, expiring October 31, 1996, to occupy approximately 200 square feet of space in premises leased in the Rudolf Miles & Sons warehouse in El Paso, Texas.


                                       S-1